FORM AMENDMENT NO. 1 TO
PERFORMANCE STOCK UNIT AWARD
This Amendment to the Performance Stock Unit Award (the “Award”) is made as of September 25, 2023 by and between Applied Digital Corporation (the “Company”) and ___________ (the “Employee”).
WITNESSETH:
WHEREAS, the Company and the Employee entered into a Performance Stock Unit Award on April 4, 2023 (the “Award”);
WHEREAS, the Company and Employee desire to revise certain terms of the Award as discussed more fully in this Amendment (the “Amendment”);
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:
1.    All terms and conditions of the Award between the Company and the Employee shall remain in full force and effect except as expressly modified herein, and there shall be no modification of such terms and conditions except as expressly made herein.
2.    Article 5.1(e) of the Award is hereby amended effective September 25, 2023 to read in its entirety as follows:
“(e)    If, during the 24-month period following a Change in Control, the Company terminates Employee’s employment without Cause or Employee resigns with Good Reason, a portion of this Award shall be immediately earned, vested, and payable. The Award amount that will be considered earned, vested, and payable will be the higher of (i) 100% of the Target Units or (ii) the PSUs due based on actual performance measured as of the termination of Employee’s employment.”
IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to the Agreement as of the date first written above.

APPLIED DIGITAL CORPORATION    [EMPLOYEE]

By:
    Name:
    Title:

4871-1272-1023v.1